Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Mandi Hogan (805) 981-8655

LTC Elects Co-Presidents and Co-CEOs
Pam Kessler and Clint Malin to Board of Directors

-- Elections Reflect Leadership in Expanding LTC's SHOP Platform
and Strengthening its Long-Term Growth Profile --

WESTLAKE VILLAGE, Calif. – September 25, 2026 – LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust specializing in seniors housing and health care properties, today announced that Pam Kessler and Clint Malin, Co-Presidents and Co-CEOs , have been elected to its Board of Directors effective September 22, 2026, increasing the total number of directors from six to eight, five of whom are independent.

Kessler and Malin have each spent more than two decades at LTC and have served as Co-Presidents since May 2020 and Co-CEOs since December 2024. They played key roles in building and scaling the Company's SHOP platform, helping reposition the Company for future growth.

“Pam and Clint have helped reshape LTC, combining strategic vision with disciplined execution," said Wendy Simpson, Executive Chairman. "They have been instrumental in leading transformation of LTC through our SHOP platform to better capitalize on accelerating both the external and internal growth profiles of the Company. Their experience and perspective will be invaluable additions to our Board.”

About LTC

LTC is a real estate investment trust (REIT) focused on seniors housing and health care properties, principally investing through SHOP, as well as triple-net leases, and joint ventures. The Company’s portfolio includes 180 properties throughout the United States. Based on gross real estate investments, 77% of the Company’s assets are seniors housing communities with the remainder in skilled nursing centers. Learn more at www.ltcreit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “could,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or similar words. Examples of forward-looking statements include the Company’s expectations for expanding its SHOP platform and strengthening its long-term growth opportunities, and other statements regarding the Company’s future plans, strategies, and prospects. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect the Company’s future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, operational and legal risks and liabilities under the Company’s new SHOP segment; the Company’s dependence on the ability of its third-party independent operators to successfully manage and operate the Company’s SHOP communities; the Company’s dependence on its operators for revenue and cash flow; government regulation of the health care industry; changes in federal, state, or local laws limiting REIT investments in the health care sector; federal and state health care cost containment measures including reductions in reimbursement from third-party payors such as Medicare and Medicaid; required regulatory approvals for operation of health care facilities; a failure to comply with applicable law or regulations for the operation of health care facilities; the adequacy of insurance coverage maintained by the Company’s operators; the Company’s reliance on a few major operators; the Company’s ability to find suitable replacement operators for its SHOP communities; the Company’s ability to renew leases or enter into favorable terms of renewals or new leases; the impact of inflation; operator financial or legal difficulties; the sufficiency of collateral securing mortgage loans; an impairment of the Company’s real estate investments; the relative illiquidity of the Company’s real estate investments; the Company’s ability to develop and complete construction projects; the Company’s ability to invest cash proceeds for health care properties; a failure to qualify as a REIT; the Company’s ability to grow if access to capital is limited; and a failure to maintain or increase the Company’s dividend. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s subsequent Quarterly Reports on Form 10-Q, and the Company’s publicly available filings with the Securities and Exchange Commission. The Company does not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.